Exhibit 8.1

The particulars of the Company’s subsidiaries as of December 31, 2023 are set forth below:

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Guangxi Yuchai Machinery Company Limited	People’s Republic of China (“PRC”)	—	76.4%
Guangxi Yuchai Foundry Company Limited (Formerly known as Guangxi Yuchai Accessories Manufacturing Company Limited)	PRC	—	76.4%
Guangxi Yuchai Exhaust Technology Co., Ltd.	PRC	—	76.4%
Guangxi Yuchai Mould Equipment Company Limited (Formerly known as Guangxi Yuchai Equipment Mould Company Limited)	PRC	—	76.4%
Guangxi Yuchai Machinery Monopoly Development Co., Ltd.	PRC	—	54.9%
Jining Yuchai Engine Company Limited	PRC	—	76.4%
Hangzhou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Nanchang Yuchai Marketing Company Limited	PRC	—	54.9%
Xiamen Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Suzhou Yuchai Machinery Monopoly Company Limited.	PRC	—	54.9%
Wulumuqi Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Xian Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Hefei Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Shijiazhuang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Jinan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Chongqing Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Wuhan Yuchai Machinery Monopoly Development Co., Ltd.	PRC	—	54.9%
Guangxi Yuchai Crankshaft Co., Ltd.	PRC	—	76.4%
Guangxi Yulin Hotel Company Limited	PRC	—	76.4%
Guangxi Shang Lin Food Co., Ltd.	PRC	—	76.4%
Yuchai Xin-Lan New Energy Power Technology Co., Ltd.	PRC	—	67.0	%(1)
Guangxi Yuchai Marine and Genset Power Co., Ltd. (Formerly known as Guangxi Yuchai Deyou Engine Co., Ltd.)	PRC	—	76.4%
Guangxi Yuchai Deyou Engine Systems Co., Ltd.	PRC	—	76.4%
Yuchai Cynland (Jiangsu) Hyentech Co., Ltd. (Formerly known as Yuchai Xin-Lan (Jiangsu) Hydrogen Energy Technology Co., Ltd. and Jiangsu UniTrump Power Technology Co., Ltd.)	PRC	—	67.0	%(2)
Yuchai Power System (Thailand) Co., Ltd.	Thailand	—	76.4	%(3)
Guangxi Xing Yun Cloud Technology Co., Ltd.	PRC	—	76.4	%(4)
Guangzhou Tongju Commerce and Trade Company Limited	PRC	—	54.9%
Hunan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Shanghai Yuchai Jidian Marketing Company Limited	PRC	—	54.9%
Shenyang Yuchai Marketing Company Limited	PRC	—	54.9%
Lanzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Beijing Jingdu Yuchai Trade Company Limited	PRC	—	54.9%
Baotou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Taiyuan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Guiyang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Zhengzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Hainan Yuchai Marketing Company Limited	PRC	—	54.9%
Harbin Yuchai Marketing Company Limited	PRC	—	54.9%
Sichuan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yunnan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yulin Yuchai Machinery Industry Development Co., Ltd.	PRC	—	54.9%
YC Europe Co., Limited	Hong Kong	—	57.3%
YC-Europe GmbH	Germany	—	57.3%
Grace Star Services Ltd.	British Virgin Islands (“BVI”)	—	100.0%
Venture Delta Limited	BVI	—	100.0%
Hong Leong Technology Systems (BVI) Ltd.	BVI	100.0%	—
Cathay Diesel Holdings Ltd.	Cayman Islands	100.0%	—
Goldman Sachs Guangxi Holdings (BVI) Ltd.	BVI	100.0%	—
Tsang & Ong Nominees (BVI) Ltd.	BVI	100.0%	—
Youngstar Holdings Limited	BVI	100.0%	—
Earnest Assets Limited	BVI	100.0%	—
Constellation Star Holdings Limited	BVI	100.0%	—
HL Global Enterprises Limited	Singapore	—	48.9	%(5)

(1)

Yuchai Xin-Lan received investments from three unrelated third-party investors between November 2022 and February 2023, as a result of which, Yuchai owns an 87.7% equity interest in Yuchai Xin-Lan and accordingly, the Company’s equity interest in Yuchai Xin-Lan reduced from 69.5% as of December 31, 2022 to 67.0% as of February 28, 2023. As of December 31, 2023, the Company’s equity interest in Yuchai Xin-Lan remained 67.0%.

(2)

Yuchai Cynland (Jiangsu) Hyentech Co., Ltd., (“Cynland Hyentech”) was formerly known as Jiangsu UniTrump Power Technology Co., Ltd. and Yuchai Xin-Lan (Jiangsu) Hydrogen Energy Technology Co., Ltd. It was incorporated wholly by Yuchai in October 2021 to support Yuchai’s strategic research and development plans. In March 2023, Yuchai transferred its 100% stake of Cynland Hyentech to Yuchai Xin-Lan. As Cynland Hyentech became a wholly-owned subsidiary of Yuchai Xin-Lan through the transfer, the Company’s effective equity interest in Cynland Hyentech was reduced to 67% upon the consummation of the transfer. The conveyance of Cynland Hyentech was effected in furtherance of the Company’s strategic research and development for new energy solutions, with a particular focus on hydrogen energy development.

(3)

Yuchai Power System (Thailand) Co., Ltd. was incorporated in October 2023 in Thailand as Yuchai’s wholly-owned subsidiary with a registered capital of RMB 5 million. The incorporation of this company aims to establish strategic ties with our OEM customers in Thailand and facilitate our strategic planning in Thailand as well as other South East Asian countries.

(4)

Guangxi Xing Yun Cloud Technology Co., Ltd. was incorporated in March 2023 with a registered capital of RMB 10 million. The new subsidiary’s main business is to develop proprietary operating systems for data analytics in vehicles and machinery. It also manages IT operations, supports digital projects, and develops intelligent networks for Yuchai.

(5)	We consolidate HLGE as a subsidiary, as we are able to govern the financial and operating policies of HLGE. As of February 29, 2024, our shareholding interest in HLGE was 48.9%.